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EXHIBIT 99.2

JENKS                             Cumberland House, #27 Cumberland Street
&                                 P.O. Box N-10818
KIRKLAND,                         Nassau, New Providence, The Bahamas
LTD.                              Telephone 242-356-2486/Telecopier 242-356-0037
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BY TELECOPIER TO 703-352-5994

2nd October 2001

EUROTECH, LTD.
Suite 220
10305 Eaton Place
Fairfax, Virginia 22030-2201
U.S.A.

Gentlemen:

Re: $500,000 Investment

This letter confirms that Jenks & Kirkland, Ltd., agrees to invest $500,000 in Eurotech on 1st December 2001, subject to the receipt by Eurotech of $1,000,000 in working capital from third party sources prior to that date. In addition, it is our understanding that Eurotech will use its best efforts to raise additional working capital during this period and to maintain liquidity in its common stock in the marketplace.

If the above comports with your understanding, please sign below and return by telecopier.

Yours faithfully,

/s/ Barry W. Herman

Barry W. Herman
Director and President

                                        AGREED TO AND ACCEPTED:
                                        EUROTECH LTD.

                                        By: /s/ Don V. Hahnfeldt
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